SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K



            [X] CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                          July 15, 1998 (June 30, 1998)
                Date of Report (Date of earliest event reported)



                               LINC CAPITAL, INC.
             (Exact name of registrant as specified in its charter)



                        Commission File Number: 000-23309



                               Delaware 06-0850149
                (State or other jurisdiction of (I.R.S. Employer
               incorporation or organization) Identification No.)


                       303 East Wacker Drive, Suite 1000,
                             Chicago, Illinois 60601
               (Address of principal executive offices) (Zip Code)



                                 (312) 946-1000
              (Registrant's telephone number, including area code)

Item 2.  Acquisition or Disposition of Assets

     On June 30, 1998 LINC Capital, Inc. (the "Company") acquired the assets and business of Spectra Precision Credit Corp.(SPCC), the finance subsidiary of Spectra Precision, Inc., and Spectra Precision Funding Corporation, a special purpose subsidiary of SPCC, pursuant to an Asset Purchase Agreement dated June 30, 1998 among the Company, SPCC, and Spectra Precision, Inc.

     The consideration paid is $40.6 million, including the assumption of $3.3 million of SPCC's liabilities, plus additional performance-related consideration of up to $3.5 million over a four-year period. The acquisition includes the purchase of SPCC's $34.0 million lease portfolio and all of the outstanding stock of Sprectra Precision Credit Ltd., an affiliate of SPCC conducting business in the United Kingdom. The consideration for the acquisition was determined through arms-length negotiations between the Company and Spectra
Precision, Inc. The funds required for the purchase price were derived from borrowings under the Company's Senior Credit Facility which is provided by a group of banks, including Fleet Bank N.A. as agent.

     Spectra Precision, Inc., parent of SPCC, a division of the Sweden-based Spectra Precision Group, is an international manufacturer of laser-based leveling and alignment instruments, machine control systems, surveying instruments and software used in the construction, agricultural and surveying markets. SPCC provides leasing, financing, floor plan financing and rental services to 24 direct sales offices and more than 140 dealer/distributors of Spectra Precision's products throughout the world. SPCC had total revenues of approximately $4.5 million for its fiscal year ended December 31, 1997.

     The Company and Spectra Precision, Inc. have also established a seven-year vendor agreement to provide financing services to Spectra Precision's clients in the United States, Canada and Europe. SPCC is headquartered in Dayton, Ohio.

Item 7.  Financial Statements and Exhibits

(a)   Financial Statements of Businesses Acquired

      The required financial statements will be filed on or prior to September 14, 1998.

(b)   Pro Forma Financial Information

      The required pro forma information will be filed on or prior to September 14, 1998.

(c)   Exhibits

      Exhibit
      Number                        Document Description
      ------                        --------------------

      2.1 Asset Purchase Agreement by and among LINC Capital, Inc., Spectra Precision Credit Corp., Spectra Precision Funding Corporation, and Spectra Precision, Inc. dated June 30, 1998.

      ------------

         * The Company agrees to furnish supplementally to the Commission a copy of any omitted schedule or exhibit to such agreement upon request by the Commission.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                           LINC CAPITAL, INC.
Dated: July 15, 1998

                                           By:        /s/ Allen P. Palles
                                                      -------------------
                                                  Allen P. Palles
                                                  Executive Vice President and
                                                  Chief Financial Officer
                                                  (Principal  Financial
                                                  and Accounting Officer)

                                                   Exhibit 2.1








                            ASSET PURCHASE AGREEMENT


                                  BY AND AMONG


                               LINC CAPITAL, INC.,


                         SPECTRA PRECISION CREDIT CORP.,

                     SPECTRA PRECISION FUNDING CORPORATION,


                                       AND


                             SPECTRA PRECISION, INC.




                                  JUNE 30, 1998

                                TABLE OF CONTENTS



Section 1.  Definitions........................................................1

Section 2.  Basic Transaction..................................................8
   2.1      Purchase and Sale of Assets........................................8
   2.2      Assumption of Liabilities..........................................8
   2.3      Purchase Price.....................................................9
   2.4      The Closing........................................................9
   2.5      Purchase Price Adjustment..........................................9
   2.6      Deliveries at the Closing.........................................11
   2.7      Allocation........................................................11
   2.8      Obligations of Spectra............................................11

Section 3.  Representations and Warranties of the Seller and Spectra..........11
   3.1      Organization......................................................11
   3.2      Authorization of Transaction......................................11
   3.3      Noncontravention..................................................12
   3.4      Brokers' Fees.....................................................12
   3.5      Title to Assets...................................................12
   3.6      Condition of Leases...............................................13
   3.7      Other Lease Matters...............................................16
   3.8      [Intentionally left blank]........................................16
   3.9      Subsidiaries......................................................16
   3.10     Financial Statements..............................................16
   3.11     Events Subsequent to Most Recent Fiscal Year End..................17
   3.12     Undisclosed Liabilities...........................................19
   3.13     Legal Compliance..................................................19
   3.14     Tax Matters.......................................................19
   3.15     Intellectual Property.............................................20
   3.16     Assets............................................................22
   3.17     Contracts.........................................................22
   3.18     Receivables.......................................................23
   3.19     Powers of Attorney................................................23
   3.20     Litigation........................................................24
   3.21     Product Liability.................................................24
   3.22     Employees.........................................................24
   3.23     Employee Benefits.................................................24
   3.24     Guaranties........................................................25
   3.25     Environmental, Health, and Safety Matters.........................25
   3.26     Certain Business Relationships With the Sellers...................25
   3.27     Disclosure........................................................25

Section 4.  Representations and Warranties of the Buyer.......................25
   4.1      Organization of the Buyer.........................................25
   4.2      Authorization of Transaction......................................26
   4.3      Noncontravention..................................................26
   4.4      SEC Filings.......................................................26
   4.5      Brokers' Fees.....................................................27

Section 5.  Covenants.........................................................27
   5.1      Pre-Closing Covenants.............................................27
   5.2      Post-Closing Covenants............................................28
   5.3      Taxes.............................................................30

Section 6.  Conditions to Obligation to Close.................................31
   6.1      Conditions to Obligation of the Buyer.............................32
   6.2      Conditions to Obligation of the Seller............................33

Section 7.  Termination.......................................................35
   7.1      Termination of Agreement..........................................35
   7.2      Effect of Termination.............................................35

Section 8.  Indemnification...................................................35
   8.1      Indemnifiable Claims..............................................36
   8.2      Notice of Claim...................................................37
   8.3      Manner of Payment.................................................38
   8.4      Limitations.......................................................38
   8.5      Exclusive Remedy. ................................................39

Section 9.  Miscellaneous.....................................................39
   9.1      Survival of Representations and Warranties........................39
   9.2      Press Releases and Public Announcements...........................39
   9.3      No Personal Liability.............................................39
   9.4      No Third-Party Beneficiaries......................................39
   9.5      Entire Agreement..................................................39
   9.6      Succession and Assignment.........................................39
   9.7      Counterparts......................................................40
   9.8      Headings..........................................................40
   9.9      Notices...........................................................40
   9.10     Governing Law.....................................................41
   9.11     Amendments and Waivers............................................41
   9.12     Severability......................................................41
   9.13     Expenses..........................................................41
   9.14     Construction......................................................41
   9.15     Incorporation of Exhibits and Schedules...........................42
   9.16     Specific Performance..............................................42
   9.17     Submission to Jurisdiction........................................42
   9.18     Arbitration. .....................................................42

                                    SCHEDULES

Schedule I                 Assumed Contracts
Schedule II                Assumed Liabilities
Schedule III               Lease Forms
Schedule 3.3               Noncontravention
Schedule 3.5               Title to Assets
Schedule 3.6               Leases
Schedule 3.7               Other Lease Matters
Schedule 3.10              Financial Statements
Schedule 3.11              Events Subsequent to the Most Recent Fiscal Year End
Schedule 3.14              Taxes
Schedule 3.15              Intellectual Property
Schedule 3.17              Contracts
Schedule 3.19              Powers of Attorney; Bank Accounts
Schedule 3.23              Employee Benefits
Schedule 3.25              Environmental, Health and Safety Matters
Schedule 3.26              Certain Business Relationships with the Sellers
Schedule 6.1(c)            Consents

                                    EXHIBITS


Exhibit A -       Form of Real Property License
Exhibit B --      Form of Vendor Program Agreement
Exhibit C --      Form of Opinion of Buyer
Exhibit D --      Form of Opinion of Seller

                            ASSET PURCHASE AGREEMENT

         ASSET PURCHASE AGREEMENT dated as of June 30, 1998, by and among LINC Capital, Inc., a Delaware corporation (the "Buyer"), Spectra Precision Credit Corp., a Delaware corporation ("SPCC"), Spectra Precision Funding Corporation, a Delaware corporation and a wholly-owned subsidiary of SPCC ("SPC," and together with SPCC, the "Sellers"), and Spectra Precision, Inc., a Delaware corporation ("Spectra"). The Buyer, the Sellers and Spectra are referred to collectively herein as the "Parties."
         This Agreement contemplates a transaction in which the Buyer will purchase the assets (and assume certain of the liabilities) of the Sellers in return for cash. Simultaneously with the execution of this agreement, the Buyer and Spectra Physics Holding, plc (the "UK Parent") are entering into a Stock Purchase Agreement (the "Stock Purchase Agreement") whereby the Buyer will purchase and UK Parent will sell all of the outstanding stock of Spectra Precision Credit, Ltd. (the "UK Subsidiary").

         Now, therefore, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows.

Section 1.        Definitions.

          "Accounting Principles" shall have the meaning set forth in Section 3.10.

         "Acquired Assets" means all right, title, and interest of the Sellers in, to and under all of the assets, business, properties and rights of the Sellers which are used in, held for use in or associated with, directly or indirectly, the Business, including all of their rights, title and interest in, to and under the following: (a) tangible personal property (such as office equipment, office supplies and furniture), (b) Intellectual Property, goodwill associated therewith, licenses and sublicenses granted and obtained with respect thereto, and rights thereunder, remedies against infringements thereof, and rights to protection of interests therein under the laws of all jurisdictions,
(c) leases, and lease financing arrangements, including without limitation, the Leases, the Lease Documents, all rights in and to the Equipment, all rights in and to the Scheduled Payments, and all rights in and to the residual values of the Equipment, (d) the Assumed Contracts, (e) all receivables existing as of the Closing Date and other assets set forth on the SPCC Closing Balance Sheet, (f) securities, (g) claims, deposits, prepayments, refunds, causes of action, choses in action, rights of recovery, rights of set off, and rights of recoupment, (h) franchises, approvals, permits, licenses, orders, registrations, certificates, variances, and similar rights obtained from governments and governmental agencies, (i) books, records, ledgers, files, documents, correspondence, lists, plats, architectural plans, drawings, and specifications, creative materials, advertising and promotional materials, studies, reports, and other printed or written materials, and (j) Cash, including all amounts held as a security deposits or in escrow and all rights thereto, and all amounts held in lock boxes and collection accounts, and the rights thereto; provided, however, that the Acquired Assets shall not include the Excluded Assets.

         "Affiliate" has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act.

         "Affiliated Group" means any affiliated group within the meaning of Code ss.1504(a) or any similar group defined under a similar provision of state, local, or foreign law.

         "Aggregate Funded Amount" means, as of any date, the sum of the Funded Amounts for each Contingent Payment Period after the date hereof and through such date.

         "Assumed Contracts" means the contracts, agreements and instruments listed on Schedule I attached hereto.

         "Assumed Liabilities" means (a) all Liabilities of the Sellers set forth on Schedule II attached hereto, adjusted to give effect to payments thereof through the Closing Date and the incurrence of additional Liabilities in the Ordinary Course of Business and as reflected on the SPCC Closing Balance Sheet, and (b) all obligations of the Sellers under the Leases and the Assumed Contracts (other than for breaches thereof).

         "Average Inventory Financings" means, with respect to any Contingent Payment Period, an amount equal to (i) the average outstanding amount during such Contingent Payment Period by the Buyer and its Affiliates for inventory financing arrangements, dealer floor plan financings and similar financing arrangements through Spectra, its Affiliates (including captive distributors) and its independent dealer network pursuant to the Vendor Program Agreement (including financing of equipment not constituting "Covered Products" as defined in the Vendor Program Agreement) divided by (ii) four. For such purpose the amount which is not denominated in United States dollars shall be determined as of the date such arrangement is funded by reference to the spot price for the relevant currency published in the Wall Street Journal on such date.

         "Banks"  means  National  City  Bank,   Dayton,   a  national   banking
association, and Keybank National Association, a national banking association.

         "Basis" means any past or present fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction that forms or could form the basis for any specified consequence.

         "Business" means the business of leasing and financing equipment pursuant to arrangements with Spectra, Affiliates of Spectra and independent distributors of equipment.

         "Business Day" means any day other than a Saturday, a Sunday or any other day on which banks in Chicago, Illinois or Dayton, Ohio, may, or are required to, remain closed.

         "Buyer" has the meaning set forth in the preface above.

         "Canadian Equipment" means Equipment covered by Leases originated in Canada.

         "Cash" means cash and cash equivalents (including marketable securities and short term investments).

         "Charged-Off Lease" means a lease that has been charged-off as uncollectible by the Sellers in the Ordinary Course of Business.

         "Closing" has the meaning set forth in Section 2.4 below.

         "Closing Balance Sheets" has the meaning set forth in Section 2.5 below.

         "Closing Date" has the meaning set forth in Section 2.4  below.

         "Closing Net Worth" has the meaning set forth in Section 2.5 below.

         "COBRA" means the requirements of Part 6 of Subtitle B of Title I of ERISA and Code ss.4980B.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Contingent Payment Amount" means, with respect to any Contingent Payment Date, an amount equal to 7% of the Excess Lease Originations for such Contingent Payment Date.

         "Contingent Payment Date" means each January 31, April 30, July 31, and October 31 beginning October 31, 1998 and ending on July 31, 2002. Each Contingent Payment Date is related to the Contingent Payment Period immediately preceding such Contingent Payment Date as set forth in the definition of Contingent Payment Period.

         "Contingent Payment Period" means (i) with respect to the October 31, 1998 Contingent Payment Date, the period from the Closing Date through September 30, 1998, and (ii) with respect to any other Contingent Payment Date, the calendar quarter immediately preceding such Contingent Payment Date through the quarter ending on June 30, 2002.

         "Contingent Purchase Price" has the meaning set forth in Section 2.3 below.

         "Employee Benefit Plan" means any (a) nonqualified deferred compensation or retirement plan or arrangement, (b) qualified defined contribution retirement plan or arrangement which is an Employee Pension Benefit Plan, (c) qualified defined benefit retirement plan or arrangement which is an Employee Pension Benefit Plan (including any Multiemployer Plan), or (d) Employee Welfare Benefit Plan or material fringe benefit or other retirement, bonus, or incentive plan or program.

         "Employee Pension Benefit Plan" has the meaning set forth in ERISA ss.3(2).

         "Employee Welfare Benefit Plan" has the meaning set forth in ERISA ss.3(1).

         "Environmental, Health, and Safety Requirements" shall mean all federal, state, local and foreign statutes, regulations, ordinances and other provisions having the force or effect of law, all judicial and administrative orders and determinations, all contractual obligations and all common law concerning public health and safety, worker health and safety, and pollution or protection of the environment, including without limitation all those relating to the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, release, threatened release, control, or cleanup of any hazardous materials, substances or wastes, chemical substances or mixtures, pesticides, pollutants, contaminants, toxic chemicals, petroleum products or byproducts, asbestos, polychlorinated biphenyls, noise or radiation, each as amended and as now or hereafter in effect.

         "Equipment"  means  all  equipment,   inventory,   and  other  property
described as being leased pursuant to or in which either Seller is granted a Security Interest in pursuant to a Lease.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "ERISA Affiliate" means each entity which is treated as a single employer either Seller for purposes of Code ss.414.

         "Excess Lease Originations" means (i) for any Contingent Payment Date, if the Aggregate Funded Amount on the last day of the related Contingent Payment Period is less than or equal to $25,000,000, zero, (ii) for the Contingent Payment Date related to the Contingent Payment Period in which the Aggregate Funded Amount first exceeds $25,000,000, the amount by which the Aggregate
Funded Amount on the last day of such Contingent Payment Period exceeds $25,000,000, and (iii) for any Contingent Payment Date after the Contingent Payment Date described in clause (ii), an amount equal to the Funded Amount for the Contingent Payment Period related to such Contingent Payment Date.

         "Excluded Assets" means all of each Seller's rights to and interest in, and under (i) such Seller's corporate charter, qualifications to conduct business as a foreign corporation, arrangements with registered agents relating to foreign qualifications, taxpayer and other identification numbers, seals, minute books, stock transfer books, blank stock certificates, and other documents relating to the organization, maintenance, and existence of such Seller as a corporation, (ii) any of the rights of such Seller under this Agreement (or under any side agreement between such Seller on the one hand and the Buyer on the other hand entered into on or after the date of this Agreement), (iii) in the case of SPCC, the shares of capital stock of SPC, (iv) deferred tax assets and (v) the Retained Marks.

         "Extremely Hazardous Substance" has the meaning set forth in ss.302 of the Emergency Planning and Community Right-to-Know Act of 1986, as amended.

         "Fiduciary" has the meaning set forth in ERISA ss.3(21).

         "Financial Statement" has the meaning set forth in Section 3.10 below.

         "Funded Amount" means, with respect to any Contingent Payment Period, an amount equal to (i) the aggregate amount funded during such Contingent Payment Period by the Buyer and its Affiliates for equipment leases, equipment loans and similar financing arrangements through Spectra, its Affiliates (including captive distributors) and its independent dealer network pursuant to the Vendor Program Agreement, including financing of equipment not constituting "Covered Products" as defined in the Vendor Program Agreement (other than inventory financing arrangements, dealer floor plan financings and similar financing arrangements) plus, (ii) the Average Inventory Financings for such Contingent Payment Period. For such purpose the amount which is not denominated in United States dollars shall be determined as of the date such arrangement is funded by reference to the spot price for the relevant currency published in the Wall Street Journal on such date.

         "GAAP" means United States generally accepted accounting principles as in effect from time to time.

         "Hart-Scott-Rodino Act"   means   the    Hart-Scott-Rodino    Antitrust
Improvements Act of 1976, as amended.

         "Intellectual Property" means (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof, (b) all trademarks, service marks, trade dress, logos, trade names, and corporate names, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (c) all copyrightable works, all copyrights, and all applications, registrations, and renewals in connection therewith, (d) all mask works and all applications, registrations, and renewals in connection therewith, (e) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals), (f) all computer software (including data and related documentation), (g) all other proprietary rights, and (h) all copies and tangible embodiments thereof (in whatever form or medium).

         "Knowledge" means actual knowledge after reasonable investigation.

         "Liability" means any liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for Taxes.

         "Leases" means all leases and similar financing arrangements with either Seller or UK Subsidiary as Lessor or similar party providing financing, including Charged-Off Leases and including leases subject to the Lease Receivables Purchase Agreement.

         "Lease Documents" means the lease agreements and financing contracts evidencing the Leases, together with all related documents and agreements including, without limitation, master lease agreements, schedules or other addenda to such lease agreements and financing contracts, certificates of delivery and acceptance, UCC financing statements, remarketing agreements, residual guarantee agreement, insurance policies, and guaranty agreements and other credit supports.

         "Lease Receivables Purchase Agreement" means the Third Restated Receivables Purchase Agreement, dated as of December 31, 1997, by and among SPCC, and the Banks, and all other agreements and documents contemplated thereby.

         "Material  Adverse  Effect"  means any material  adverse  effect on the
business,   condition  (financial  or  otherwise),   operations  or  results  of
operations of the Sellers, taken as a whole.

         "Most Recent Balance Sheet" means the balance sheets contained within the Most Recent Financial Statements.

         "Most Recent Financial Statements" has the meaning set forth in Section
3.10 below.

         "Most  Recent  Fiscal  Month End" has the  meaning set forth in Section
3.10 below.

         "Most Recent Fiscal Year End" has the meaning set forth in Section 3.10 below.

         "Net Worth" means total assets, minus deferred tax asset, minus total liabilities.

         "Obligor" means any lessee party or other party obligated to pay or perform any obligations under or in respect of a Lease or the Equipment covered by a Lease (excluding the lessor party thereunder, but otherwise including, without limitation, any guarantor of a Lease or any vendor, manufacturer or similar party under a remarketing agreement, residual guarantee or similar agreement).

         "Ordinary Course of Business" means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).

         "Party" has the meaning set forth in the preface above.

         "PBGC" means the Pension Benefit Guaranty Corporation.

         "Person" means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof).

         "Prohibited Transaction" has the meaning set forth in ERISA ss.406 and Code ss.4975.

         "Purchase Price" means the Cash Purchase Price, as adjusted pursuant to
Section 2.5, and the Contingent Purchase Price.

         "Related Agreements" has the meaning set forth in Section 3.2.

         "Retained Marks" means the names "Laserguard," "Spectra Precision" and "Laserplane," together with all translations, adaptations, derivations, logos and combinations thereof.

         "Reportable Event" has the meaning set forth in ERISA ss.4043.

         "Scheduled Payment" means the monthly rental payments or installments of principal and interest under the terms of the Leases.

         "SEC" means the Securities and Exchange Commission.

         "SEC Reports" has the meaning set forth in Section 4.4.

         "Securities Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Security Interest" means any mortgage, pledge, lien, encumbrance, charge, or other security interest, other than (a) mechanic's, materialmen's, and similar liens, (b) liens for Taxes not yet due and payable or for Taxes that the taxpayer is contesting in good faith through appropriate proceedings, (c) purchase money liens and liens securing rental payments under capital lease arrangements, and (d) other liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money.

         "Sellers" has the meaning set forth in the preface above.

         "Spectra" has the meaning set forth in the preface above.

         "SPC" has the meaning set forth in the preface above.

         "SPCC" has the meaning set forth in the preface above.

         "SPCC Closing Balance Sheet" has the meaning set forth in Section 2.5 below.

         "Subsidiary" means any corporation or other Person with respect to which a specified Person (or a Subsidiary thereof) owns a majority of the common stock or has the power to vote or direct the voting of sufficient securities to elect a majority of the directors or otherwise has a majority of the voting interest.

         "Tax" means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code ss.59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever (including any interest, penalty, or addition thereto).

         "Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

         "Vendor Program Agreement" means that vendor program agreement by and between Buyer and Spectra in the form of Exhibit B hereto.

         "UK Business" means the Business as defined in the Stock Purchase Agreement.

         "UK Closing Balance Sheet" has the meaning set forth in Section 2.5 below.

         "UK Equipment" means Equipment covered by Leases originated in the United Kingdom.

         "US Equipment" means Equipment covered by Leases originated in the United States.

         "UK Parent" has the meaning set forth in the preface above.

         "UK Subsidiary" has the meaning set forth in the preface above.

         Section 1.        Basic Transaction.

1.1 Purchase and Sale of Assets. On and subject to the terms and conditions of this Agreement, the Buyer agrees to purchase from the Sellers, and the Sellers agree to sell, transfer, convey, and deliver to the Buyer, all of the Acquired Assets at the Closing for the consideration specified below in this Section 2.

1.2 Assumption of Liabilities. On and subject to the terms and conditions of this Agreement, the Buyer agrees to assume and become responsible for all of the Assumed Liabilities at the Closing. The Buyer will not assume or have any responsibility, however, with respect to any other obligation or Liability of the Sellers not included within the definition of Assumed Liabilities, or any other Liability or obligations related to, associated with or arising from the Business (whether or not such Liability or obligation is disclosed in this Agreement).

         1.1      Purchase Price.

(1) The Buyer agrees to pay collectively to the Sellers at the Closing $7,950,000 (the "Cash Purchase Price") by delivery of cash payable by wire transfer or delivery of other immediately available funds.

(2) On each Contingent Payment Date (or if such day is not a Business Day, the next succeeding Business Day), the Buyer agrees to pay collectively to the Sellers, by delivery of cash payable by wire transfer or check, an amount equal to the lesser of (i) the Contingent Payment Amount for such Contingent Payment Date and (ii) $3,500,000 less the Contingent Payment Amount for all prior Contingent Payment Dates. The aggregate amount payable under this Section 2.3(b) is referred to as the "Contingent Purchase Price" and shall in no event exceed $3,500,000.

         1.2 The Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Kirkland & Ellis in Chicago, Illinois, commencing at 9:00 a.m. local time on the earlier of (i) June 30, 1998 or (ii) on the date five business days after the termination or expiration of the waiting period under the Hart-Scott-Rodino Act or such other date as the Parties may mutually determine (the "Closing Date");

         1.3      Purchase Price Adjustment

(3)      Closing Balance Sheets and Closing Net Worth.

     (i)......Within  30 days  after the  Closing  Date,  SPCC will  cause to be prepared and delivered to the Buyer (i) an unaudited consolidated balance sheet of SPCC as of the Closing Date immediately prior to giving effect to the transactions contemplated hereby (but excluding any fees, expenses, taxes, prepayment penalties or other charges payable or to be paid by the Sellers related to or arising from the transactions contemplated hereby), prepared in accordance with the Accounting Principles, including month-end closing procedures, consistently applied, provided that the reserve for uncollectible accounts shall be $635,000 (the "SPCC Closing Balance Sheet"), and (ii) an unaudited consolidated balance sheet of the UK Subsidiary as of the Closing Date immediately prior to giving effect to the transactions contemplated hereby (but excluding any fees, expenses, taxes, prepayment penalties or other charges payable or to be paid by the Sellers related to or arising from the transactions contemplated hereby), prepared in accordance with generally accepted accounting principles in the United Kingdom, including month-end closing procedures, consistently applied (the "UK Closing Balance Sheet," and together with the SPCC Closing Balance Sheet, the "Closing Balance Sheets"). The Closing Balance Sheets shall be accompanied by the Seller's calculation of Closing Net Worth. For purposes hereof, "Closing Net Worth" means the sum of (i) Net Worth as reflected on the SPCC Closing Balance Sheet and (ii) Net Worth (which may be negative) as reflected on the UK Closing Balance Sheet.

     (ii)..... If the Buyer disagrees with the computation of Closing Net Worth, the SPCC Closing Balance Sheet or the UK Closing Balance Sheet, the Buyer shall, within 15 days after receipt of the Closing Balance Sheets and accompanying statement, deliver a written notice (an "Objection Notice") to SPCC setting forth the Buyer's calculation of Closing Net Worth. The Objection Notice shall specifically state and shall only state those items or amounts as to which the Buyer disagrees and the basis of such disagreement, and the Buyer shall be deemed to have agreed with all other items and amounts on the Closing Balance Sheets or contained in the calculation of Closing Net Worth. If an Objection Notice is not delivered within such time period, then the Closing Net Worth as set forth in the statement delivered by SPCC shall be conclusive and binding upon the Parties and their respective Affiliates.

     (iii)....If an Objection Notice is delivered  within such time period,  the
Buyer and SPCC shall, during the 15 days following the receipt by SPCC of such notice, use their reasonable efforts to reach agreement on the disputed items or amounts in order to determine, the amount of Closing Net Worth, but if they do not obtain a final resolution within such 15 days, the Buyer and SPCC will jointly retain an independent accounting firm (the "Firm") to resolve any remaining disagreements. If the Buyer and SPCC are unable to agree on the choice of the Firm, the Firm shall be Ernst & Young (Dayton office), unless such firm is no longer "independent" with respect to either the Buyer or SPCC, in which case such firm shall select the Firm. The Buyer and SPCC shall direct the Firm to render a determination within 30 days of its retention and the Parties and their respective employees shall cooperate with the Firm during its engagement. The Firm shall consider only those items and amounts which are listed in the Objection Notice which the Buyer and SPCC are unable to resolve. The determination of the Firm will be conclusive and binding upon the Parties and their respective Affiliates. The cost of such review and report by the Firm shall be borne one-half by SPCC and Spectra and one-half by the Buyer.

     (iv).....The Buyer and the Sellers agree that they will, and agree to cause their respective independent accountants to, cooperate and assist in the preparation of the Closing Balance Sheets and the calculation of Closing Net Worth and in the conduct of the reviews thereof by Buyer, and if applicable, the Firm, including without limitation, the making available to the extent necessary of books, records, work papers and personnel.
(4)      The Post-Closing Adjustment Payment.

(i)......Payment by Buyer.
--------------------------
     If the Closing Net Worth is greater than $3,900,000, the Buyer shall, within three business days after the date the Closing Net Worth is finally determined under and in accordance with Section 2.4(a) above, deliver to the Sellers a cashier's or certified check, or wire transfer of immediately available funds to an account designated by the Sellers, in an aggregate amount equal to the excess of the Closing Net Worth over $3,900,000, plus interest on such excess amount at the rate of 8% per annum from the Closing Date to the date such payment is fully paid.

(ii).....Payment by the Sellers.
--------------------------------
     If the Closing Net Worth is less than $3,900,000, Sellers and Spectra shall (which obligation shall be joint and several among the Sellers and Spectra), within three business days after the date the Closing Net Worth is finally determined under and in accordance with Section 2.4(a) above, deliver to the Buyer a cashier's or certified check, or wire transfer of immediately available funds to an account designated by the Buyer, in an aggregate amount equal to the excess of the Closing Net Worth over $3,900,000, plus interest on such excess amount at the rate of 8% per annum from the Closing Date to the date such payment is fully paid.

         1.4 Deliveries at the Closing. At the Closing, (i) the Sellers will deliver to the Buyer the various certificates, instruments, and documents referred to in Section 6.1 below; (ii) the Buyer will deliver to the Sellers the various certificates, instruments, and documents referred to in Section 6.2 below; (iii) the Sellers will execute, acknowledge (if appropriate), and deliver to the Buyer such instruments of sale, transfer, conveyance, and assignment as the Buyer and its counsel reasonably may request (including appropriate financing statements to evidence the sale of the Leases hereunder); (iv) the Buyer will execute, acknowledge (if appropriate), and deliver to the Sellers such instruments of assumption as the Sellers and its counsel reasonably may request; and (v) the Buyer will deliver to the Sellers the Cash Purchase Price specified in Section 2.3(a) above.

         1.5 Allocation. The Parties agree to allocate the Purchase Price (and all other capitalizable costs) among the Acquired Assets for all purposes (including financial accounting and tax purposes) in accordance with their respective book values with the remainder allocated to goodwill.

         1.6 Obligations of Spectra. Spectra guarantees the performance by the Sellers of, and agrees to cause the Sellers to perform, all of their obligations hereunder. Spectra also guarantees the performance by the UK Parent of all of its obligations under the Stock Purchase Agreement.

         Section 2. Representations and Warranties of the Seller and Spectra. Each of Spectra and the Sellers represents and warrants to the Buyer that the statements contained in this Section 3 are correct and complete as of the date of this Agreement.

         2.1 Organization. Each of the Sellers and Spectra is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation with power and authority to own its properties and to conduct its business as such properties are presently owned and such business is presently conducted.

         2.2 Authorization of Transaction. Each of the Sellers and Spectra has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and the other agreements and documents contemplated hereby (the "Related Agreements") and to perform its obligations hereunder and thereunder. Without limiting the generality of the foregoing, the board of directors of each of the Sellers and Spectra have duly authorized the execution, delivery, and performance of this Agreement and the Related Agreements. This Agreement constitutes, and each of the Related Agreements when executed and delivered will constitute, the valid and legally binding obligation of each Seller and Spectra, enforceable in accordance with its terms and conditions.

         2.3 Noncontravention. Except as disclosed on Schedule 3.3 attached hereto, neither the execution and the delivery of this Agreement and the Related Agreements, nor the consummation of the transactions contemplated hereby or thereby (including the assignments and assumptions referred to in Section 2 above), will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which any of the Sellers or Spectra and its Subsidiaries is subject or any provision of the charter or bylaws of any of them or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which any of the Sellers or Spectra and its Subsidiaries is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Security Interest upon any of its assets), except in the case of any of the foregoing clauses (i) or (ii), for any such violation, conflict, default, acceleration, right or notice which would not, and would not reasonably be expected to, individually or the aggregate, have a Material Adverse Effect. Except under the Hart-Scott-Rodino Act, none of the Sellers or Spectra and its Subsidiaries needs to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement (including the assignments and assumptions referred to in Section 2 above).

         2.4 Brokers' Fees. Except for the engagement of Prudential Securities, Inc. (whose fees and expenses will be paid in full by the Sellers), none of the Sellers, Spectra, or any of their Subsidiaries has any Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

         2.5 Title to Assets. The Sellers have good and marketable title to, or a valid leasehold interest in, the properties and assets used by them, located on their premises, or shown on the Most Recent Balance Sheet or acquired after the date thereof, free and clear of all Security Interests (except as listed on Schedule 3.5), except for properties and assets disposed of in the Ordinary Course of Business since the date of the Most Recent Balance Sheet and Leases subject to the Lease Receivables Purchase Agreement. Without limiting the generality of the foregoing, the Sellers have good and marketable title to all of the Acquired Assets, free and clear of any Security Interest or restriction on transfer. As of immediately prior to the Closing, the Sellers and the Banks collectively shall have the entire right, title and interest to the Leases.

         2.6 Condition of Leases. Schedule 3.6 attached hereto sets forth a true, complete and correct list of the Leases as of June 25, 1998 included in the Acquired Assets, including all Leases then subject to the Lease Receivables Purchase Agreement. Except as set forth in Schedule 3.6:

(5) There is no restriction or limitation in any of the Lease Documents or otherwise restricting the Sellers from executing this Agreement or consummating the transaction contemplated by this Agreement, or if the Lease Documents require the consents of the Obligors to the transactions contemplated by this Agreement, such consents have been obtained;

(6) (i) As to equipment covered by each Lease that has a booked residual amount relating to the same as indicated on Schedule 3.6, the Sellers either own such Equipment or has a right to purchase the Equipment at the end of the lease term for a nominal amount;

                           (ii) As to all other Equipment, the Sellers own such Equipment or has a first priority perfected security interest in such Equipment, except (A) that no filings are made if the original equipment cost of US Equipment is less than $5,000 and if the original equipment cost of Canadian Equipment is less than $20,000, and (B) no filings are made or other actions taken in the United Kingdom with respect to UK Equipment;

(7) With respect to each Lease, only one original of such Lease exists;

(8) Each Lease is genuine and in full force and effect in accordance with its terms, and nothing has occurred or failed to be performed which would or might permit any Obligor to terminate such Lease or suspend or reduce any payments or obligations due or to become due in respect of such Lease or the related Lease Documents by reason of default by the lessor party under such Lease. To the Knowledge of the Sellers, none of the Obligors in respect of a Lease or the related Lease Documents is the subject of a bankruptcy, insolvency or other similar proceeding;

(9) Except for the delinquency in the payment of any Scheduled Payment that is not more than 30 days past due, there does not exist any default in the payment of any Scheduled Payments due under any Lease or the related Lease Documents; and to the Knowledge of the Sellers there does not exist any other default, breach, violation or event permitting acceleration, termination or repossession under any Lease or the related Lease Documents (or under any other agreement between the Obligor(s) and the Seller in respect of such Lease) or any event which, with notice and the expiration of any applicable grace or cure period, would constitute such a default, breach, violation or event permitting acceleration, termination or repossession under such Lease. Each Lease that has become a Charge-Off Lease in the last 24 months is identified as such on Schedule 3.6;

(10) All material requirements of any federal, state or local law, including without limitation, usury laws, applicable to each Lease (including the origination, acquisition and servicing thereof) have been complied with in all material respects;

(11) Each Lease has the following characteristics:

                           (i) such Lease was originated in the United States, Canada or the United Kingdom and the Scheduled Payments thereunder are payable only in the currency of the country in which such Lease was originated by Obligors domiciled in such country;

                           (ii) the required security deposit and, except for Leases originated after April 15, 1998, at least one Scheduled Payment has been made by the Obligor under each such Lease that was entered into by any Seller prior to the Closing Date;

                           (iii)  no  Obligor in  respect  of  such  Lease is an
Affiliate  of any Seller or Spectra; and

                           (iv)  the   lessee   party   under   such  Lease  has
         unconditionally accepted the Equipment covered by such Lease by signing a Delivery and Acceptance Agreement for such Lease;

(12) Each Lease and the related Lease Documents are valid, binding and legally enforceable obligations of the parties thereto, enforceable in accordance with their respective terms;

(13)     Each Lease is a fixed rate lease contract;

(14) Attached hereto as Schedule III is a copy of each form of Lease used by the Sellers in connection with any Lease, such forms are the only such forms used in connection with the Leases, and any variation in any Lease from such forms is immaterial.

(15) No Obligor in respect of a Lease has asserted any such right of rescission, set-off, counterclaim, abatement or defense to its obligations under its Lease or any related Lease Document, or under any other Lease (or any related Lease Document) to which such Obligor is a party.

(16) None of the Leases or their related Lease Documents has been modified, amended or extended (in the manner of an extension in the maturity date, a change in the amount or time of payment of any installment of rent or otherwise), no indulgences or waivers have been granted in respect of the obligations of any Obligor under any Lease, and neither the Sellers nor any Affiliate of the Sellers has advanced any monies on behalf of or to cure any breach or default by any Obligor.

(17) All material Taxes payable by the Seller as lessor, in respect to the Leases, any Equipment covered by or securing the obligations under the Leases or any payments on the Leases, that have become due and payable have been paid to every applicable governmental authority;

(18) As to each Lease originated in the United States or Canada, at the time the Lease was entered into, the interest of either Seller which is a party to such Lease in respect of the Equipment covered by or securing the obligations under such Lease was duly perfected by the filing or recording in applicable jurisdictions of the required financing statements or other documents sufficient to perfect such Seller's interest in such Equipment except where the original equipment cost of US Equipment is less than $5,000 and the original equipment cost of Canadian Equipment is less than $20,000, and such Seller has not taken any action on its behalf to change such perfected status. As to each Lease originated in the United Kingdom, at the time the Lease was entered into, the interest of the Seller a party to such Lease in respect of the Equipment covered by or securing the obligations under such Lease is not perfected. All US Equipment is located within the United States, all Canadian Equipment is located within Canada, and all UK Equipment is located within the United Kingdom;

(19) Each Lease involves either the lease of tangible personal property or software owned by the Seller or the loan of money secured by a security interest in tangible personal property owned by the Obligor thereunder;

(20) No Seller has received any notice challenging its ownership or the priority of its security interest in the Equipment covered by any Lease, and there are no proceedings pending before any court or governmental entity or overtly threatened by any Obligor or other party seeking any determination or ruling that might adversely affect the validity or enforceability of any Lease or any of the terms and provisions of the related Lease Documents;

(21) As to each Lease, there are no agreements or understandings between either Seller and the Obligors in respect of such Lease or otherwise binding on such Seller other than as expressly set forth in the related Lease Documents;

(22) None of the Obligors is a governmental entity with leases containing "non-appropriation" and /or "essential use" clauses;

(23) The lessor under each Lease has no contingent obligations thereunder for maintenance or otherwise;

(24) Schedule 3.6 sets forth the following for each Lease as of June 25, 1998: the name of the lessee thereunder, the lease number, the equipment type, the state in which the equipment is located, the original lease term, the remaining aggregate unpaid balance of the lease, the gross contract balance, periodic lease payments and booked residual value, and the final maturity date. All information set forth on Schedule 3.6 is true, correct and complete as of such date.

(25) There are no side or other agreements, arrangements, or understandings relating to the residuals of Equipment, and the provisions of the Leases relating to such residuals do not permit the lessee or any other person to purchase the Equipment under such Lease for less than an amount listed on Schedule 3.6 for such residual; and

(26) Schedule 3.6 lists and describes all credit support arrangements entered into by the Sellers, Spectra or any of their Affiliates with respect to the Leases.

         2.7 Other Lease Matters. Schedule 3.7 hereto sets forth the lease volumes generated by the Sellers since January 1, 1996 for the monthly periods indicated thereon, and Schedule 3.7 is accurate in all material respects.
Schedule 3.7 hereto includes an aging schedule as of May 31, 1998 which is true, correct and complete in all material respects for all of the Leases.

         2.8      [Intentionally left blank]

         2.9      Subsidiaries.

               (1) SPCC has no Subsidiaries other than SPC, SPC is wholly-owned by SPCC and SPC has no Subsidiaries;

               (2) SPC has not engaged in any activities other than the transactions contemplated by the Lease Receivables Purchase Agreement; and

(27) Each of SPCC and Spectra is a is wholly-owned Subsidiary of Spectra-Physics Holding USA, Inc. ("Parent").

         2.10 Financial Statements. Attached hereto as Schedule 3.10 are the following financial statements (collectively the "Financial Statements"): (i) the reviewed consolidated balance sheets and statements of income, and cash flow as of and for the fiscal year ended December 31, 1996 for SPCC; (ii) audited consolidated balance sheets and statements of income, and cash flow as of and for the fiscal year ended December 31, 1997 (the "Most Recent Fiscal Year End") for SPCC; and (ii) unaudited consolidated balance sheets and statements of income, and cash flow (the "Most Recent Financial Statements") as of and for the 5 months ended May 29, 1998 (the "Most Recent Fiscal Month End") for the Sellers. The Financial Statements (including the notes thereto) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby, present fairly in all material respects the financial condition of the Sellers as of such dates and the results of operations of the Sellers for such periods and were prepared based upon the books and records of the Sellers; provided, however, that the Most Recent Financial Statements are subject to normal year-end adjustments (which will not be material individually or in the aggregate) and lack footnotes and other presentation items (the "Accounting Principles").

         2.11 Events Subsequent to Most Recent Fiscal Year End. Except as disclosed on Schedule 3.11, since the Most Recent Fiscal Year End, there has not been any Material Adverse Effect. Without limiting the generality of the foregoing, since that date:

(28) neither Seller has sold, leased, transferred, or assigned any of its assets, tangible or intangible, other than for a fair consideration in the Ordinary Course of Business, other than the Leases;

(29) neither Seller has entered into any agreement, contract, lease or license (or series of related agreements, contracts, leases and licenses), involving more than $100,000, in the aggregate, or outside the Ordinary Course of Business;

(30) no party (including the Sellers) has accelerated, terminated, modified, or cancelled any agreement, contract, lease, or license to which either Seller is a party or by which any of them is bound, including, without limitation any Lease, Lease Document or Assumed Contract;

(31) neither Seller has imposed any Security Interest which has not been terminated upon any of its assets, tangible or intangible;

(32) neither Seller has made any cumulative capital expenditure (or series of related capital expenditures) involving more than $100,000 in the aggregate;

(33) neither Seller has made any capital investment in, any loan to, or any acquisition of the securities or assets of, any other Person (or series of related capital investments, loans, and acquisitions) involving more than $10,000 in the aggregate;

(34) neither Seller has issued any note, bond, or other debt security or created, incurred, assumed, or guaranteed any indebtedness for borrowed money or capitalized lease obligation other than in the Ordinary Course of Business;

(35) neither Seller has delayed or postponed the payment of accounts payable and other Liabilities outside the Ordinary Course of Business;

(36) neither Seller has cancelled, compromised, waived, or released any right or claim (or series of related rights and claims) involving more than $20,000 in the aggregate, other than Charged-Off Leases in the Ordinary Course of Business;

(37) neither Seller has granted any license or sublicense of any rights under or with respect to any Intellectual Property, except in the Ordinary Course of Business;
(1)

(38) there has been no change made or authorized in the charter or bylaws of either Seller;

(39) neither Seller has issued, sold, or otherwise disposed of any of its capital stock, or granted any options, warrants, or other rights to purchase or obtain (including upon conversion, exchange, or exercise) any of its capital stock;

(40) neither Seller has declared, set aside, or paid any dividend or made any distribution with respect to its capital stock (whether in cash or in kind) or redeemed, purchased, or otherwise acquired any of its capital stock;

(41) neither Seller has experienced any damage, destruction, or loss (whether or not covered by insurance) to its property involving more than $50,000 in the aggregate;

(42) neither Seller has made any loan to, or entered into any other transaction with, any of its directors, officers, and employees outside the Ordinary Course of Business;

(43) neither Seller has entered into any employment contract or collective bargaining agreement, written or oral, or modified the terms of any existing such contract or agreement;

(44) neither Seller has granted any increase in the base compensation of any of its directors, officers, and employees outside the Ordinary Course of Business;

(45) neither Seller has adopted, amended, modified, or terminated any bonus, profit-sharing, incentive, severance, or other plan, contract, or commitment for the benefit of any of its directors, officers, and employees (or taken any such action with respect to any other Employee Benefit Plan) outside the Ordinary Course of Business;

(46) neither Seller has made any other change in employment terms for any of its directors, officers, and employees outside the Ordinary Course of Business;

(47) neither Seller has made or pledged to make any charitable or other capital contribution outside the Ordinary Course of Business;

(48) there has not been any other occurrence, event, incident, action, failure to act, or transaction outside the Ordinary Course of Business involving either Seller which involves more than $50,000; and

(49) neither Seller has committed to any of the foregoing.

         2.12 Undisclosed Liabilities. Neither Seller has any Liability, except for (i) Assumed Liabilities, (ii) Liabilities set forth in the financial statements described in Section 3.10, (iii) Liabilities incurred in the Ordinary Course of Business since May 29, 1998 and (iv) any other Liabilities which do not, and would not reasonably be expected to, individually or in the aggregate, have a Materially Adverse Effect.

         2.13 Legal Compliance. Each Seller, and its respective predecessors and Affiliates has complied in all material respects with all applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local, and foreign governments (and all agencies thereof) except in the case of such Seller's Affiliates where failure to comply does not or would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect, and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against any of them alleging any failure so to comply.

         2.14     Tax Matters.

(50) Each Seller has filed all material Tax Returns that it was required to file and has paid all Taxes shown therein as due and owing or is appropriately contesting such Taxes in good faith by appropriate proceedings and appropriate reserves have been established. Neither Seller is currently the beneficiary of any extension of time within which to file any Tax Return. No claim has ever been made by an authority in a jurisdiction where either Seller does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no Security Interests on any of the assets of either Seller that arose in connection with any failure (or alleged failure) to pay any Tax.

(51) Each Seller has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.

(52) Neither Seller has received from any governmental authority any written notice of proposed adjustment, deficiency or underpayment of Taxes, which notice has not been satisfied by Payment or withdrawn. Schedule
         3.14 attached hereto lists all federal, state, local, and foreign income Tax Returns filed with respect to each Seller for taxable periods ended on or after January 1, 1996, and, with respect to such Tax Returns, indicates those Tax Returns that have been audited, and indicates those Tax Returns that currently are the subject of audit. Each Seller has delivered to the Buyer correct and complete copies of all federal income Tax Returns, examination reports, and statements of deficiencies related to federal income tax assessed against or agreed to by such Seller since January 1, 1996.

(53) Neither Seller has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

(54) The unpaid Taxes (other than income taxes) of the Sellers (A) did not, as of the Most Recent Fiscal Month End, exceed the reserve for Tax Liability (other than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto) and (B) do not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Sellers in filing their Tax Returns.

         2.15     Intellectual Property.

(55)     Each  Seller  owns  or has  the  right  to  use  pursuant  to  license, sublicense, agreement, or permission all Intellectual Property necessary or desirable for the operation of the businesses of such Seller as presently conducted. Except for the Retained Marks, each item of Intellectual Property owned or used by such Seller immediately prior to the Closing hereunder will be owned or available for use by the Buyer on identical terms and conditions immediately subsequent to the Closing hereunder. Each Seller has taken all reasonably necessary and desirable action to maintain and protect each item of Intellectual Property that it owns or uses.

(56) Neither Seller has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of third parties, and neither Seller and the directors and officers (and employees with responsibility for Intellectual Property matters) of such Seller has ever received any charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation, or violation (including any claim that such Seller must license or refrain from using any Intellectual Property rights of any third party). To the Knowledge of the Sellers, no third party has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of either Seller.

(57) Schedule 3.15 attached hereto identifies each patent or registration which has been issued to either Seller with respect to any of its Intellectual Property, identifies each pending patent application or application for registration which either Seller has made with respect to any of its Intellectual Property, and identifies each license, agreement, or other permission which either Seller has granted to any third party with respect to any of its Intellectual Property (together with any exceptions). Each Seller has delivered to the Buyer correct and complete copies of all such patents, registrations, applications, licenses, agreements, and permissions (as amended to date). Schedule
         3.15 also identifies each trade name or unregistered trademark used by each Seller and its Subsidiaries in connection with any of its businesses. With respect to each such item of Intellectual Property required to be identified in Schedule 3.15:

(1) the Sellers or an Affiliate of the Sellers possess all right, title, and interest in and to the item, free and clear of any Security Interest, license, or other restriction;

(2) the item is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge;

(3) no action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand is pending or is overtly threatened which challenges the legality, validity, enforceability, use, or ownership of the item; and

(4) neither Seller has ever agreed to indemnify any Person for or against any interference, infringement, misappropriation, or other conflict with respect to the item except in the Ordinary Course of Business.

                  (3) Schedule 3.15 attached hereto identifies each item of Intellectual Property that any third party owns and that either Seller uses pursuant to license, sublicense, agreement, or permission. The Sellers have delivered to the Buyer correct and complete copies of all such licenses, sublicenses, agreements, and permissions (as amended to date). With respect to each item of Intellectual Property required to be identified in Schedule 3.15;

(5) the license, sublicense, agreement, or permission covering the item is legal, valid, binding, enforceable, and in full force and effect;

(6) the license, sublicense, agreement, or permission will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby (including the assignments and assumptions referred to in Section 2 above);

(7) neither Seller nor, to the Knowledge of the Sellers, no other party to the license, sublicense, agreement, or permission is in breach or default thereof, and no event has occurred which with notice or lapse of time would constitute a breach or default or permit termination, modification, or acceleration thereunder;

(8) no party to the license, sublicense, agreement, or permission has repudiated any provision thereof;

(9) with respect to each sublicense, the representations and warranties set forth in subsections (A) through (D) above are true and correct with respect to the underlying license;

(10) the underlying item of Intellectual Property is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge;

(11) no action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand is pending or, to the Knowledge of the Sellers, is threatened which challenges the legality, validity, or enforceability of the underlying item of Intellectual Property; and

(12) neither Seller has granted any sublicense or similar right with respect to the license, sublicense, agreement, or permission.

(13) neither Seller will interfere with, infringe upon, misappropriate, or otherwise come into conflict with, any Intellectual Property rights of third parties as a result of the continued operation of its businesses as presently conducted and as presently proposed to be conducted.

         2.16 Assets. The Sellers own or lease all buildings, machinery, equipment, and other tangible assets necessary for the conduct of its businesses as presently conducted. The Acquired Assets, including all leased assets, constitute all of the Assets required to operate the Business in the Ordinary Course of Business.

         2.17 Contracts. Other than the Leases, Schedule 3.17 attached hereto lists the following contracts and other agreements to which either Seller is a party:

(58) any agreement (or group of related agreements) for the lease of personal property from any Person providing for lease payments in excess of $12,000 per annum;

(59) any agreement (or group of related agreements) for the purchase or sale of raw materials, commodities, supplies, products, or other personal property, or for the furnishing or receipt of services, the performance of which will extend over a period of more than one year, result in a loss to either Seller and its Subsidiaries, or involve consideration in excess of $50,000;

(60) any agreement concerning the participation of either Seller, in a partnership or joint venture;

(61) any agreement (or group of related agreements) under which it has created, incurred, assumed, or guaranteed any indebtedness for borrowed money, or any capitalized lease obligation including as indicated on
         Schedule 3.17 those that impose a Security Interest;

(62)     any agreement concerning confidentiality or noncompetition;

(63) any agreement between either Seller and any of Spectra and its Affiliates (other than the Sellers);

(64) any profit sharing, stock option, stock purchase, stock appreciation, deferred compensation, severance, or other plan or arrangement for the benefit of its current or former directors, officers, and employees;

(65)     any collective bargaining agreement;

(66) any agreement for the employment of any individual on a full-time, part-time, consulting or other basis (other than any such agreement terminable by the Company on 30 days notice or less) or providing severance benefits;

(67) any agreement under which it has advanced or loaned any amount to any of its directors, officers, and employees, other than routine travel advances in the Ordinary Course of Business;

(68) all other agreements, arrangements, undertakings and understandings providing for guaranties, support or other credit enhancement for the Leases;

(69) any agreement under which the consequences of a default or termination would have, or reasonably be expected to have, a Material Adverse Effect; or

(70) any other agreement (or group of related agreements) the performance of which involves consideration in excess of $50,000.

The Sellers has delivered to the Buyer a correct and complete copy of each written agreement listed in Schedule 3.17 (as amended to date) and a written summary setting forth the terms and conditions of each oral agreement referred to in Schedule 3.17. With respect to each such agreement: (A) the agreement is legal, valid, binding, enforceable, and in full force and effect; (B) the agreement will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby (including the assignments and assumptions referred to in Section 2 above); (C) the Sellers are not, and to the Knowledge of the Sellers, no other party is in material breach or default, and no event has occurred which with notice or lapse of time would constitute a material breach or default, or permit termination, modification, or acceleration, under the agreement; and (D) no party has repudiated any provision of the agreement.

1.3 Receivables. All accounts and other receivables of the Sellers are reflected properly on their books and records, and are valid receivables subject to no setoffs or counterclaims.

1.4 Powers of Attorney; Bank Accounts. Except as set forth on Schedule 3.19, there are no outstanding powers of attorney executed on behalf of either Seller. Schedule 3.19 sets forth a complete list of all bank accounts maintained by or on behalf of either Seller.

1.5 Litigation. Neither Seller (i) is subject to any outstanding injunction, judgment, order, decree, ruling, or charge or (ii) is a party or is overtly threatened to be made a party to any action, suit, proceeding, hearing, or investigation of, in, or before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator. Neither Seller and the directors and officers (and employees with responsibility for litigation matters) of the Sellers has any reason to believe that any such action, suit, proceeding, hearing, or investigation may be brought or threatened against either Seller.

1.6 Product Liability. Neither Seller has or is reasonably likely to have any Liability for replacement, repair or other damages in connection with, arising out of any injury to individuals or property as a result of the ownership, possession, or use of, any Equipment or other equipment sold, leased, or delivered by such Sellers.

1.7 Employees. To the Knowledge of the Sellers no executive (other than John Painter and Carl Zwilling), key employee, or group of employees has any plans to terminate employment with either Seller. Neither Seller is a party to or bound by any collective bargaining agreement, nor has any of them experienced any strikes, grievances, claims of unfair labor practices, or other collective bargaining disputes. Neither of the Sellers has committed any unfair labor practice. No organizational effort is presently being made or threatened by or on behalf of any labor union with respect to employees of either Seller.

1.8      Employee Benefits.

(1) Schedule 3.23 attached hereto lists each Employee Benefit Plan that either Seller maintains or to which either Seller contributes or has any obligation to contribute.

(2) Except as may be disclosed on Schedule 3.24(b), no asset of the Sellers or any ERISA Affiliate which is to be acquired by the Buyer pursuant to this Agreement, is subject to any lien under Code Section 401(a)(29), ERISA Section 302(f) or Code Section 412(n), ERISA Section 4068 or arising out of any action filed under ERISA Section 4301(b).

(3) Neither of the Sellers nor any ERISA Affiliate has incurred any actual or contingent liability with respect to any Employee Benefit Plan which could subject the Buyer or any asset to be acquired by the Buyer pursuant to this Agreement to any liability.

(4) Neither of the Sellers or any current ERISA Affiliate is, or within the seven years immediately preceding the date of this Agreement was, required to contribute to any multiemployer plan, within the meaning of
         Section 4001(a)(3) of ERISA. Neither of the Sellers nor any ERISA Affiliate, while an ERISA Affiliate, has incurred any withdrawal liability, within the meaning of Section 4201 of ERISA, to any multiemployer pension plan, which liability has not been fully paid as of the date hereof.

1.9 Guaranties. Neither Seller is a guarantor or otherwise is liable for any liability or obligation (including indebtedness) of any other Person.

1.10     Environmental, Health, and Safety Matters.
         Except as disclosed on Schedule 3.25 attached hereto:

(1) Each of the Sellers, and their respective predecessors and Affiliates has complied and is in compliance in all material respects with all Environmental, Health, and Safety Requirements, except in the case of such Seller's Affiliates where failure to comply does not or would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect.

(2) Neither Seller has within the last two years received any written notice of any actual or alleged violation of Environmental, Health, and Safety Requirements, or any liabilities for any investigatory, remedial or corrective obligations, relating to any of them or their facilities arising under Environmental, Health, and Safety Requirements which violations or liabilities would reasonably be expected to have a Material Adverse Effect.

(3) Neither Seller is responsible for the operation of any landfills, surface impoundments, or disposal areas.

(4) Neither this Agreement nor the consummation of the transaction that is the subject of this Agreement will result in any obligations for site investigation or cleanup, or notification to or consent of government agencies or third parties, pursuant to any of the so-called "transaction-triggered" or "responsible property transfer" Environmental, Health, and Safety Requirements.

1.11  Certain Business  Relationships  With the Sellers.  Except as set forth on
      Schedule 3.26, none of Spectra and its Affiliates has been involved in any business arrangement or relationship with either Seller within the past 12 months, and none of Spectra and its Affiliates (other than the Sellers) owns any asset, tangible or intangible, which is used in the business of any of the Sellers.

1.12 Disclosure. The representations and warranties contained in this Section 3 do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this Section 3, in light of the circumstances under which they were made, not misleading.

Section 2. Representations and Warranties of the Buyer.
     The Buyer represents and warrants to the Sellers that the statements contained in this Section 4 are correct and complete as of the date of this Agreement.

2.1 Organization of the Buyer. The Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation with power and authority to own its properties and to conduct its business as such properties are presently owned and such business is presently conducted.

2.2 Authorization of Transaction. The Buyer has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and the Related Agreements and to perform its obligations hereunder and thereunder. Without limiting the generality of the foregoing, the board of directors of the Buyer has duly authorized the execution, delivery, and performance of this Agreement and the Related Agreements. This Agreement constitutes, and the Related Agreements will when executed and delivered constitute, the valid and legally binding obligation of the Buyer, enforceable in accordance with its terms and conditions.

2.3 Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby (including the assignments and assumptions referred to in Section 2 above), will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Buyer is subject or any provision of its charter or bylaws or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the Buyer is a party or by which it is bound or to which any of its assets is subject. Except under the Hart-Scott-Rodino Act, the Buyer does not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement (including the assignments and assumptions referred to in Section 2 above).

2.4      SEC Filings.

(1) The Buyer has made available to the Sellers copies of all reports, statements and documents filed by the Buyer with the SEC pursuant to the Securities Exchange Act since January 1, 1998 (collectively, the "SEC Reports"). The SEC Reports (i) at the time filed, complied in all material respect with the applicable requirements of the Securities Exchange Act, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the Closing Date, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated in such SEC Reports or necessary in order to make the statements in such SEC Reports, in the light of the circumstances under which they were made, not misleading.

(2) The consolidated financial statements of the Buyer contained in the SEC Reports (including the notes thereto) (the "Buyer Financial Statements") have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby, present fairly in all material respects the financial condition of the Buyer as of such dates and the results of operations of the Buyer for such periods and were prepared based upon the books and records of the Buyer; provided, however that the Buyer Financial Statements for interim periods are subject to normal year-end adjustments (which will not be material individually or in the aggregate) and lack footnotes and other presentation items.

(3) Since the date of the last SEC Report, there has not been any material adverse change in the business, condition (financial or otherwise), operations, or results of operations of the Buyer and its Subsidiaries considered as a whole.

2.5 Brokers' Fees. The Buyer has no Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which the Seller could become liable or obligated.

Section 3.        Covenants.
The   Parties  agree  as  follows  with  respect  to   the  period  between  the
execution of this Agreement and the Closing.

2.6      Pre-Closing Covenants.

(1) General. Each of the Parties will use its best efforts to take all action and to do all things necessary in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the closing conditions set forth in
         Section 6 below).

(2) Notices and Consents. The Sellers will give (and will cause each of its Subsidiaries to give) any notices to third parties, and each Seller will use its best efforts (and will cause each of its Subsidiaries to use its best efforts) to obtain any third party consents that the Buyer may reasonably request in connection with the matters referred to in
         Section 3.3 above. Each of the Parties will give any notices to, make any filings with, and use its best efforts to obtain any authorizations, consents, and approvals of governments and governmental agencies in connection with the matters referred to in Section 3.3 and
         Section 4.3 above. Without limiting the generality of the foregoing, each of the Parties will use its reasonable best efforts to obtain an early termination of the applicable waiting period under the Hart-Scott-Rodino Act, and will make, or cause its Affiliates to make, any further filings pursuant thereto that may be necessary, proper, or advisable in connection therewith.

(3) Operation of Business. The Sellers will not engage in any practice, take any action, or enter into any transaction outside the Ordinary Course of Business. Without limiting the generality of the foregoing, the Sellers will not (i) declare, set aside, or pay any dividend or make any distribution with respect to its capital stock or redeem, purchase, or otherwise acquire any of its capital stock, (ii) pay any amount to any third party with respect to any Liability or obligation (including any costs and expenses either Seller has incurred or may incur in connection with this Agreement and the transactions contemplated hereby) which would not constitute an Assumed Liability if in existence as of the Closing, or (iii) otherwise engage in any practice, take any action, or enter into any transaction that would be required to be disclosed on Schedule 3.11. The Sellers will continue to originate Leases in the Ordinary Course of Business.

(4) Preservation of Business. Each Seller will keep its business and properties substantially intact, including its present operations, physical facilities, working conditions, and relationships with lessors, licensors, suppliers, customers, and employees.

(5) Full Access. Each Seller will permit representatives of the Buyer to have reasonable access to all premises, properties (except for environmental sampling or testing), personnel, books, records (including Tax records), contracts, and documents of or pertaining to such Seller.

(6) Notice of Developments. Each Party will give prompt written notice to the other Party of any material adverse development causing a breach of any of its own representations and warranties in Section 3 and Section 4 above. No disclosure by any Party pursuant to this Section 5.6, however, shall be deemed to amend or supplement the Schedules or to prevent or cure any misrepresentation, breach of warranty, or breach of covenant.

(7) Exclusivity. Neither Seller will (i) solicit, initiate, or encourage the submission of any proposal or offer from any Person relating to the acquisition of any capital stock or other voting securities, or any substantial portion of the assets, of any of the Sellers (including any acquisition structured as a merger, consolidation, or share exchange) or (ii) participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any Person to do or seek any of the foregoing. Each Seller will notify the Buyer immediately if any Person makes any proposal, offer, inquiry, or contact with respect to any of the foregoing.

(8) Fulfillment of Conditions and Covenants. No party will take any course of action inconsistent with satisfaction of the requirements or conditions applicable to it set forth in this Agreement. Each party shall promptly do all such acts and take all such measures as may be appropriate to enable it to perform as early as possible the obligations herein provided to be performed by it.

2.7      Post-Closing Covenants.

                  (1)      Employees and Employee Benefits.

(1) Except to the extent otherwise specifically included in the Assumed Liabilities, the Sellers shall retain all liabilities and obligations resulting from or arising out of the Employee Benefit Plans and the plans, programs and arrangements with respect to all employees of the Business and Buyer shall not assume any such liability or obligation.
(1)

(2)      The  Buyer  shall  offer to each  employee  of the  Business  listed on
         Schedule 5.2 who is an employee on the Closing Date employment with the Buyer upon terms and conditions substantially equivalent to those of such employees' current employment with the Sellers, and the Sellers and Spectra shall assist the Buyer in obtaining the services of such employees. Any such employees hired by the Buyer shall be deemed "new hires" of the Buyer ("New Hires"), and the Buyer shall not have any liability on account of the previous employment of such New Hires by the Sellers. The Sellers shall not have any liability arising out of or in connection with any New Hire's employment (including termination of such employment) by the Buyer.

(3) For purposes of determining length of service in connection with employee benefits maintained by the Buyer, the Buyer agrees to give New Hires credit for years of service at the Sellers. Notwithstanding the foregoing, in no event shall the Buyer be required to make any contributions for any such prior service.

(4) The Sellers and Spectra shall continue to provide health care continuation coverage required to be provided under the provisions of Sections 601 through 608 of ERISA, including the regulations promulgated thereunder, for all employees (and their dependents), for qualifying events occurring at or before the Closing Date, including any obligations arising as a result of any termination of employment of employees in connection with this Agreement. The Buyer shall be responsible for providing health care continuation coverage required to be provided under the provisions of Section 601 through 608 of ERISA for the New Hires (and their dependents) for qualifying events occurring after the Closing Date; provided that, if requested by the Buyer in writing , the Sellers and Spectra shall provide such continuation coverage for the New Hires (and their dependents) at no cost to such New Hires or dependents until the earlier of (i) six months and (ii) such time as the New Hires (and their dependents) are covered under the Buyer's health care plans and the Buyer shall reimburse the Seller and Spectra for out-of-pocket costs and expenses in providing such coverage.

(5) The Sellers and the Buyer acknowledge and agree that in conformity with the Standard Procedure of Rev. Proc. 96-60, 1996-2 C.B. 399, (x) the Sellers will be responsible for and perform all Tax withholding, payment and reporting duties with respect to any wages and other compensation paid by the Sellers to any employee in connection with the operation of the Business prior to or on the Closing Date, and (y) the Buyer will be responsible for and perform all Tax withholding, payment and reporting duties with respect to any wages and other compensation paid by the Buyer to any employee in connection with the operation of the Business after the Closing Date

(2) Post-Closing Documentation and Correspondence. The parties acknowledge that, after the Closing Date, all funds received by Sellers in connection with the Acquired Assets (including, without limitation, the payments on the Leases) are to be promptly paid over to Buyer without offset or deduction. In addition, each Seller shall deliver, or cause to be delivered to Buyer, as promptly as practicable after receipt, copies of all applicable correspondence from any insurance company, taxing authority or otherwise relating to any of the Acquired Assets.

(3)               Further Transfers; Transition Assistance.

(1) The Sellers and Spectra shall execute and deliver such further instruments of conveyance and transfer and take such additional action as the Buyer may reasonably request to effect, consummate, confirm or evidence the transfer to the Buyer of the Acquired Assets and the assumption by the Buyer of the Assumed Liabilities and the Sellers and Spectra execute such documents as may be reasonably necessary to assist the Buyer in preserving or perfecting its rights in the Acquired Assets and its ability to conduct the Business.

(2) From and after the date hereof, neither the Sellers nor Spectra shall in any manner take or cause to be taken any action which is designed or intended, or would be reasonably anticipated to have the effect of discouraging customers, suppliers, referral sources, governmental agencies, insurance companies, lessors, consultants, advisors and other business associates from maintaining the same business relationships with the Buyer or the Business after the date of this Agreement as were maintained with the Sellers or the Business prior to the date of this Agreement. After the Closing, each of the Sellers and Spectra shall refer all customer inquiries with respect to the Business to the Buyer.

(4) Discharge of Liabilities. Each Seller shall pay all of its debts, obligations and other liabilities existing as of the Closing Date (other than the Assumed Liabilities), consistent with commercially reasonable practices, in a timely manner and so as to prevent claims by third parties against the Buyer; provided, however, that such Seller shall have no obligation hereunder to perform, pay and/or discharge any obligation which is disputed in good faith by such Seller. The Buyer shall pay all payables included in the Assumed Liabilities and perform, pay and/or discharge, consistent with commercially reasonable practices, all Assumed Liabilities under the Assumed Contracts in a timely manner and so as to prevent claims by third parties against the Sellers; provided, however, that the Buyer shall have no obligation hereunder to perform, pay and/or discharge any obligation which is disputed in good faith by the Buyer.

(5) Letter of Credit. The Buyer, if the Sellers so request on or prior to July 31, 1998, shall use commercially reasonable efforts to obtain within 30 days a letter of credit in form and substance reasonably satisfactory to the Sellers supporting its obligations to pay the Contingent Purchase Price; provided, that, the Sellers and Spectra shall pay for all costs, fees and expenses (including legal fees and expenses) in connection with such letter of credit.

         3.18     Taxes.

(6) The Sellers and Spectra shall, jointly and severally, be liable for, and shall indemnify and hold harmless the Buyer, and any tax affiliate of the Buyer, with respect to all of the following (except to the extent that any of the following are specifically included in Assumed Liabilities) (i) any and all Taxes that may be imposed (regardless of the date of assessment) on or in respect of the operations of the Business or the UK Business, or arising from actions or inactions by either Seller or the UK Subsidiary, with respect to all periods ending on or prior to the Closing Date, (ii) any liability for sales, use, transfer or any other Taxes (including filing or recording fees) payable in connection with the transactions contemplated by this Agreement or the Stock Purchase Agreement, and (iii) the Sellers' portion, prorated on a per diem basis as of the Closing Date, of any real or personal property Taxes imposed in respect of the Acquired Assets. The Sellers and Spectra shall not be liable for any Tax in respect of the business or income or operations of the Buyer, including such as occur or commence after the Closing Date or any Tax in respect of the operations of the Business with respect to all periods after the Closing Date.

(7) The indemnification set forth in the preceding paragraph shall be in addition to the indemnification set forth in Section 8.1, provided, however, that in the event that more than one provision applies, indemnification shall be available under only one provision.

(8) The parties shall provide reasonable cooperation to each other in connection with (i) the preparation or filing of any Tax Return, Tax election, Tax consent or certification, or any claim for a Tax refund relating to the Business, (ii) any determination of liability for Taxes and (iii) any audit, examination or other proceeding in respect of Taxes. The information with respect to any Tax Return, Tax election, Tax consent or certification, or any claim for a Tax refund with respect to the Business or the UK Business for periods through and including the Closing Date, shall be referred to as "Tax Data" and the books, records and other documents containing Tax Data shall be
         referred  to  as  "Tax   Documentation."  The  Tax  Data  and  the  Tax
         Documentation held by each of the parties immediately after the transfers contemplated by this Agreement are made shall be retained until the expiration of six months after the applicable statute of limitations (including extensions thereof); provided, however, that in the event an audit, examination, investigation or other proceeding has been instituted prior to the expiration of the applicable statute of limitations (or in the event of any claim under this Agreement), the information shall be retained until there is a final determination thereof (and the time for any appeal has expired). Moreover, thirty days before any such Tax Data or Tax Documentation is destroyed by the Buyer (or either Seller or Spectra, as the case may be), it shall notify the Sellers and Spectra (or the Buyer, as the case may be) and provide such other party with the opportunity to copy or retain such records, all at the expense of such other party.

         Section 4.        Conditions to Obligation to Close.

         4.1 Conditions to Obligation of the Buyer. The obligation of the Buyer to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

(9) the representations and warranties set forth in Section 3 above shall be true and correct at and as of the Closing Date (except those representations and warranties that address matters only as of a particular date, which shall be true and correct as of that date), except for (i) changes contemplated by this Agreement or attributable to matters disclosed by the Seller in the disclosure schedules to this Agreement and (ii) breaches or inaccuracies of representations or warranties that do not and would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect (for purposes of determining whether the condition set forth in this Section 6.1(a) is satisfied, all references in such representations and warranties to materiality (including material adverse effect) shall be disregarded);

(10) the Sellers shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

(11) the Sellers shall have procured all of the third party consents to items identified on Schedule 6.1(c);

(12) no action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement, or (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation;

(13) the Sellers shall have delivered to the Buyer a certificate to the effect that, to the Sellers' Knowledge, each of the conditions specified above in Sections 6.1(a), 6.1(b) and 6.1(f) is satisfied in all respects;

(14) since the date hereof, there shall not have occurred any event, development circumstance or other matter which has or may reasonably be expected to have a Material Adverse Effect.

(15) all applicable waiting periods (and any extensions thereof) under the Hart-Scott-Rodino Act shall have expired or otherwise been terminated and the Sellers, its Subsidiaries, and the Buyer shall have received all other authorizations, consents, and approvals of governments and governmental agencies referred to in Section 3.3 and Section 4.3 above;

(16) The Buyer and the UK Parent shall have simultaneously closed the transactions contemplated by the Stock Purchase Agreement.

(17) The Buyer shall have entered into a real property license agreement (the "Property License") with Spectra with respect to the space occupied by SPCC at 5475 Kellenburger Road, Dayton, Ohio 45424, in form and substance as set forth on Exhibit A attached hereto, and such Property License shall be in full force and effect;

(18) Spectra and the Buyer shall have entered into the Vendor Program Agreement, and such Vendor Program Agreement shall be in full force and effect;

(19) The Sellers shall have paid off all indebtedness for borrowed money and provide written evidence of such payoff and release of all related Security Interests;

(20) The Buyer shall have received from the Banks a letter of conveyance (or similar document) which shall convey all right, title and interest in the Leases subject to the Lease Receivables Purchase Agreement free and clear of all Security Interests to the Buyer, and UCC financing statements terminating any Security Interest thereunder and conveying such interests in such Leases shall have been filed, and the Banks shall deliver to the Buyer copies of such UCC financing statements;

(21) The Buyer shall be satisfied that it will obtain the benefits of the recourse agreements between SPCC and each of Spectra Precision of Canada, Ltd., a Canadian corporation formerly known as Geodimeter of Canada, Ltd., Spectra Precision Survey, Inc., a Delaware corporation formerly known as Geotronics of North America, Inc., and Spectra;

(22) the Buyer shall have received from counsel to the Sellers an opinion in form and substance as set forth in Exhibit C attached hereto, addressed to the Buyer, and dated as of the Closing Date; and

(23) all actions to be taken by the Sellers in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, financing statements and other documents in connection with the transactions contemplated hereby reasonably requested by the Buyer will be reasonably satisfactory in form and substance to the Buyer.

The Buyer may waive any condition specified in this Section 6.1 if it executes a writing so stating at or prior to the Closing.

2.8 Conditions to Obligation of the Sellers. The obligation of the Sellers to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

(1) the representations and warranties set forth in Section 4 above shall be true and correct at and as of the Closing Date (except those representations and warranties that address matters only as of a particular date, which shall be true and correct as of that date), except for breaches or inaccuracies of representations or warranties that do not and would not reasonably be expected to, individually or in the aggregate, have a material adverse effect on the business, condition (financial or otherwise), operations or results of operations of the Buyer and its Subsidiaries considered as a whole (for purposes of determining whether the condition set forth in this Section 6.2(a) is satisfied, all references in such representations and warranties to materiality (including Material Adverse Effect) shall be disregarded);

(2) the Buyer shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

(3) no action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement or (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

(4) the Buyer shall have delivered to the Sellers a certificate to the effect that to the Buyer's Knowledge each of the conditions specified above in Sections 6.2(a) to 6.2(b) is satisfied in all respects;

(5) all applicable waiting periods (and any extensions thereof) under the Hart-Scott-Rodino Act shall have expired or otherwise been terminated;

(6) The Buyer and Spectra shall have entered into the Property License, and such Property License shall be in full force and effect;

(7) Spectra and the Buyer shall have entered into the Vendor Program Agreement, and such Vendor Program Agreement shall be in full force and effect;

(8) The Seller shall have received a certificate from John Painter to the effect that, to the Knowledge of such Person, the representations and warranties set forth in Section 3 are true and correct in all material respects;

(9) the Sellers shall have received from counsel to the Buyer an opinion in form and substance as set forth in Exhibit D attached hereto, addressed to the Sellers, and dated as of the Closing Date; and

(10) all actions to be taken by the Buyer in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents in connection with the transactions contemplated hereby reasonably requested by the Sellers will be reasonably satisfactory in form and substance to the Seller.

The Sellers may waive any condition specified in this Section 6.2 if it executes a writing so stating at or prior to the Closing.


         Section 5.        Termination.

2.9 Termination of Agreement. This Agreement may be terminated as provided below:

(1) the Buyer, Spectra and the Sellers may terminate this Agreement by mutual written consent at any time prior to the Closing;

(2) the Buyer may terminate this Agreement by giving written notice to the Sellers at any time prior to the Closing (A) in the event either Seller, Spectra or UK Parent has breached any material representation, warranty, or covenant contained in this Agreement or the Stock Purchase Agreement in any material respect, the Buyer has notified the Sellers of the breach, and the breach has continued without cure for a period of 10 days after the notice of breach or (B) if the Closing shall not have occurred on or before August 15, 1998, by reason of the failure of any condition precedent under Section 6.1 hereof or Section 6.1 of the Stock Purchase Agreement (unless the failure results primarily from the Buyer itself breaching any representation, warranty, or covenant contained in this Agreement or the Stock Purchase Agreement); and

(3) the Sellers may terminate this Agreement by giving written notice to the Buyer at any time prior to the Closing (A) in the event the Buyer has breached any material representation, warranty, or covenant contained in this Agreement or the Stock Purchase Agreement in any material respect, the Sellers have notified the Buyer of the breach, and the breach has continued without cure for a period of 10 days after the notice of breach or (B) if the Closing shall not have occurred on or before August 15, 1998, by reason of the failure of any condition precedent under Section 6.2 hereof or Section 6.2 of the Stock Purchase Agreement (unless the failure results primarily from either Seller or UK Parent itself breaching any representation, warranty, or covenant contained in this Agreement or the Stock Purchase Agreement).

2.10  Effect of Termination.  If any Party terminates this Agreement pursuant to
      Section 7.1 above, all rights and obligations of the Parties hereunder shall terminate (except for those under Sections 9.2 and 9.12) without any Liability of any Party to any other Party (except for any Liability of any Party then in breach).

Section 3.        Indemnification.
Section 1.

         8.1      Indemnifiable Claims.

(1) Notwithstanding the execution of this Agreement and regardless of any investigations made at any time by or on behalf of Buyer or any information Buyer or any of its representatives may have, each Seller and Spectra will and hereby does, jointly and severally, indemnify and hold Buyer and its Affiliates and their respective officers, directors and employees harmless from and against any and all liability, claim, loss, cost, damage or expense whatsoever (including, without limitation, attorneys' fees and expenses), (collectively, "Losses") (i) resulting from or arising out of any breach of any representation or warranty of the Sellers or Spectra contained herein or in any Related Agreement (for which purpose all references in such representations and warranties to materiality (including Material Adverse Effect) shall be disregarded), (ii) resulting from or arising out of any breach of any covenant or obligation of the Sellers or Spectra contained herein or in any Related Agreement, (iii) resulting or arising directly or indirectly, in whole or in part, from or out of the operation or ownership of the Acquired Assets, the Business or the UK Business on or prior to the Closing Date, except for any Assumed Liabilities and Liabilities disclosed in Section 3.12 of the Stock Purchase Agreement,
         (iv) resulting or arising directly or indirectly from or out of any Liabilities of the Sellers, or Spectra and its Affiliates or the UK Parent or UK Subsidiary whether or not related to the Acquired Assets, the Business or the UK Business on or including any and all Liability for Taxes relating to periods prior to the Closing Date, other than Assumed Liabilities and Liabilities disclosed in on Schedule 3.12 of the Stock Purchase Agreement (v) resulting from or arising out of any breach of any representation or warranty of the UK Parent contained in the Stock Purchase Agreement (for which purpose all references in such representations and warranties to materiality (including Material Adverse Effect) shall be disregarded), and (vi) resulting from or arising out of any breach of any covenant or obligation of the UK Parent contained in the Stock Purchase Agreement; provided, that except
         (A) with respect to matters arising out of product liability and similar claims and (B) with respect to covenants to be performed after the Closing, other than covenants relating to the payment of Liabilities arising from or relating to breaches of representations and warranties related to Acquired Assets or Assumed Liabilities, the Sellers and Spectra shall have no liability under this Section 8.1(a) until the aggregate amount of Losses relating therefrom for which Sellers and Spectra would, but for this proviso be liable, exceeds on a cumulative basis $400,000, and then only to the extent the aggregate amount of such Losses exceeds $400,000, and will not be liable from any such Losses in excess of $8,000,000 in the aggregate.

(2) The Buyer will and hereby does indemnify and hold the Seller and Spectra harmless from and against any Losses (i) resulting from or arising out of any breach of any representation or warranty of the Buyer contained herein, the Stock Purchase Agreement or in any Related Agreement, other than any employment agreements with former employees of the Business (for which purpose all references in such representations and warranties to materiality (including material adverse effect) shall be disregarded, (ii) resulting from or arising out of any breach of any covenant or obligation of Purchaser or Spectra contained herein, the Stock Purchase Agreement or in any Related Agreement, (iii) resulting or arising directly or indirectly from or out of the operation of the Acquired Assets after the Closing Date, or
         (iv) resulting or arising directly or indirectly from or out of any Assumed Liabilities, provided, however, that the Buyer shall not be obligated to so indemnify any Sellers to the extent that such payments are attributable to a breach by the Sellers or Spectra of any representation, warranty or covenant made by the Sellers or Spectra contained in this Agreement; provided, that except with respect to covenants to be performed after the Closing, the Buyer shall have no liability under this Section 8.1(b) until the aggregate amount of Losses relating thereto for which the Buyer would, but for this proviso be liable, exceeds on a cumulative basis $400,000 and then only to the extent the aggregate amount of such Losses exceeds $400,000, and will not be liable from any Losses in excess of $8,000,000 in the aggregate.

(3) All indemnification payments made hereunder shall be deemed to be adjustments to the Purchase Price. In determining the amount of Losses to which an indemnified party is entitled under this Section 8, full allowance shall be made for (i) any accruals or reserves shown on the Closing Balance Sheets or any proceeds recovered pursuant to the indemnified party's insurance policies or from any third party and for any tax benefit resulting from the indemnified party's loss, claim or damages. In the event that any such proceeds or recovery are received by an indemnified party after payment of an indemnity claim by an indemnifying party hereunder, the indemnified party shall promptly pay the amount of such proceeds or other recovery to the indemnifying party to the extent of the indemnifying party's prior payment.

         8.2 Notice of Claim. If any action is brought by a third person against any person entitled to indemnification pursuant to Section 8.1 (a "Claimant") in respect of a claim under Section 8.1 above (an "Indemnifiable Claim"), the Claimant shall promptly notify Spectra, the Sellers or Buyer, as the case may be, in writing of the institution of such action (but the failure so to notify shall not relieve either Spectra, the Sellers, or Buyer as the case may be (the "Indemnifying Party"), from any liability the Indemnifying Party may have except to the extent such failure materially prejudices the Indemnifying Party). Unless otherwise agreed to by the Indemnifying Party, the Indemnifying Party shall assume and direct the defense of such action, including the employment of counsel, and all fees, costs and expenses incurred in connection with defending or settling the Indemnifiable Claim shall be borne solely by the Indemnifying Party; provided, however, that such counsel shall be satisfactory to the Claimant in the exercise of its reasonable judgment and that the Indemnifying Party shall not compromise any claim without the prior written consent of the Claimant, which consent shall not be unreasonably withheld. If the Indemnifying Party shall undertake to compromise or defend any such asserted liability, it shall promptly notify the Claimant of its intention to do so, and the Claimant agrees to cooperate fully with the Indemnifying Party and their counsel in the compromise or, or defense against, any such asserted liability. Notwithstanding an election by the Indemnifying Party to assume the defense of such action or proceeding, the Claimant shall have the right to employ separate counsel and to participate in the defense of such action or proceeding, and the Indemnifying Party shall bear the reasonable fees, costs and expenses of such separate counsel (and shall pay such fees, costs and expenses at least quarterly), if (a) the use of counsel chosen by the Indemnifying Party to represent the Claimant would present such counsel with a conflict of interest; (b) the defendants in, or targets of, any such action or proceeding include both a Claimant and an Indemnifying Party, and the Claimant shall have reasonably concluded that there may be legal defenses available to it or to other Claimants which are different from or additional to those available to the Indemnifying Party and representation of both the Claimant and the Indemnifying Party by the same counsel would be inappropriate according to the applicable standards of professional conduct (in which case the Indemnifying Party shall not have the right to direct the defense of such action or proceeding on behalf of the Claimant); or (c) the Indemnifying Party, as the case may be, shall authorize the Claimant to employ separate counsel at the expense of the Indemnifying Party. All costs and expenses incurred in connection with a Claimant's cooperation shall be borne by the Indemnifying Party. In any event, the Claimant shall have the right at its own expense to participate in the defense of such asserted liability.

         8.3 Manner of Payment. Except as otherwise provided, any indemnification to a Claimant under any provision of this Agreement (including
Section 8.1 above) shall be effected by wire transfer of immediately available funds from the Indemnifying Party to an account designated by the Claimant within 15 days after the final determination thereof.

         8.4 Limitations. The rights of indemnification provided by this Section 8 shall be subject to the following limitations:

(4) no claimant shall have a right to make a claim under Section 8.1(a)(i) or (v) hereof resulting from or arising out of any breach of any of the representations and warranties in Sections 3.14 and 3.23 hereof and Sections 3.14 under the Stock Purchase Agreement after the date when the applicable statutes of limitations with respect to the liabilities in question expire (giving effect to any extensions or waivers thereof), plus sixty (60) days;

(5) no claimant shall have a right to make a claim under Section 8.1(a)(i) hereof resulting from or arising out of any breach of any of the representations and warranties in Section 3.25 hereof and Section 3.22 under the Stock Purchase Agreement after the fifth anniversary of the Closing Date; and

(6) no claimant shall have a right to make a claim under Section 8.1(a)(i) or (a)(v) hereof resulting from or arising out of any breach of any of the representations and warranties contained in this Agreement or the Stock Purchase Agreement (other than those in Sections 3.14, 3.23 and
         3.25 hereof and under Sections 3.14 and 3.22 of the Stock Purchase Agreement) after December 31, 1999.

provided that, any claim for indemnification subject to (a), (b) or (c) above shall continue past the time set forth in (a), (b) or (c) above, as applicable, if notice of the inaccuracy or breach thereof giving rise to such right or potential right of indemnity shall have been given by the claimant to the indemnifying party prior to such time.

         8.5 Exclusive Remedy. The parties hereto agree that, from and after the date hereof, their sole and exclusive remedy for monetary damages with respect to any and all claims arising out of or in connection with the transactions contemplated by this Agreement and the Stock Purchase Agreement shall be pursuant and subject to the conditions contained in the indemnification provisions set forth in this Section 8, except for claims relating to fraud.

         Section 6.        Miscellaneous.

3.2 Survival of Representations and Warranties. All of the representations and warranties of the Parties contained in this Agreement shall survive the Closing hereunder, subject to the limitations contained in Section 8.4.

3.3 Press Releases and Public Announcements. No Party shall issue any press release or make any public announcement relating to the subject matter of this Agreement without the prior written approval of the other Party; provided, however, that any Party may make any public disclosure it believes in good faith is required by applicable law or any listing or trading agreement concerning its publicly-traded securities (in which case the disclosing Party will use its best efforts to give the other Party reasonable opportunity to review such disclosure and to approve its contents).

3.4 No Personal Liability. Neither this Agreement nor any certificate delivered hereunder shall create or be deemed to create or permit any personal liability or obligation on the part of any officer, director, employee, agent, representative or investor of the Buyer.

3.5 No Third-Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

3.6   Entire  Agreement.  This Agreement  (including  the documents  referred to herein) constitutes the entire agreement between the Parties and supersedes any prior understandings, agreements, or representations by or between the Parties, written or oral, to the extent they related in any way to the subject matter hereof.

3.7 Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Party; provided, however, that the Buyer may (i) assign any or all of its rights and interests hereunder to one or more of its Affiliates, (ii) designate one or more of its Affiliates to perform its obligations hereunder (in the case of (i) or (ii) the Buyer nonetheless shall remain responsible for the performance of all of its obligations hereunder), and (iii) assign its rights hereunder (other than the right to purchase the Acquired Assets) to any bank or other Person providing financing to the Buyer or its Affiliates.
1.1

3.8 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

3.9 Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

3.10 Notices. All notices, requests, demands, claims, and other communications hereunder shall be in writing. Any notice, request, demand, claim or other communication hereunder shall be deemed duly given when delivered personally to the recipient or sent to the recipient by telecopy (receipt confirmed) or two business days after sent by reputable overnight express courier service (charges prepaid), and addressed to the intended recipient as set forth below:

         If to the Sellers:

         Spectra Precision Credit Corp.
         c/o Spectra Precision, Inc.
         5475 Kellenburger Road
         Dayton, Ohio  45424
         Attention:  Steve Berglund
         Telecopy:  (937) 233-8976

         with a copy to:

         Dechert Price & Rhoads
         4000 Bell Atlantic Tower
         1717 Arch Street
         Philadelphia, PA 19103-2793
         Attention: Carmen Romano
         Telecopy:  (215) 994-2222

         If to the Buyer:

         LINC Capital, Inc.
         303 East Wacker Dr.
         Chicago, Illinois  60601
         Attention:  Allen P. Palles
         Telecopy:  (312) 946-7304
         with a copy to:

         Kirkland & Ellis
         200 E. Randolph
         Chicago, Illinois  60601
         Attention:  Jill Sugar Factor
         Telecopy:  (312) 861-2200

Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Party notice in the manner herein set forth.

3.11 Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Ohio without giving effect to any choice or conflict of law provision or rule (whether of the State of Ohio or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Ohio.

3.12 Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the Buyer, Spectra and the Sellers. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

3.13 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

3.14 Expenses. Each of the Buyer on the one hand, and the Sellers and Spectra on the other will bear its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby.

3.15 Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation. The mere listing (or inclusion of a copy) of a document or other item on a Schedule shall not be deemed adequate to disclose an exception to a representation or warranty made herein (unless the representation or warranty has to do with the existence of the document or other item itself). The Parties intend that each representation, warranty, and covenant contained herein shall have independent significance. If any Party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty, or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the Party has not breached shall not detract from or mitigate the fact that the Party is in breach of the first representation, warranty, or covenant.

3.16 Incorporation of Exhibits and Schedules. The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

3.17 Specific Performance. Each of the Parties acknowledges and agrees that the other Party would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the Parties agrees that the other Party shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the Parties and the matter (subject to the provisions set forth in Section 9.17 and Section 9.18 below), in addition to any other remedy to which it may be entitled, at law or in equity.

3.18 Submission to Jurisdiction. Each of the Parties submits to the jurisdiction of any state or federal court sitting in Dayton, Ohio in any action or proceeding arising out of or relating to this Agreement and the transactions contemplated hereby and agrees that all claims in respect of the action or proceeding may be heard and determined in any such court. Each of the Parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety, or other security that might be required of any other Party with respect thereto. Nothing in this Section 9.17 however, shall affect the right of any Party to serve legal process in any manner permitted by law or in equity. Each Party agrees that a final judgment in any action or proceeding so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by law or in equity.

3.19 Arbitration. If a Party makes a good faith determination that a breach (or potential breach) of any of the non-competition or exclusivity provisions of this Agreement by another party may result in damages or consequences that will be immediate, severe and incapable of adequate redress after the fact, that party may seek a temporary restraining order or other immediate injunctive relief without first seeking relief through arbitration. After the court has ruled on the request for a temporary restraining order or injunctive relief, the parties will thereafter proceed with arbitration of the dispute and stay the litigation pending arbitration. Subject to the foregoing, any dispute arising out of this Agreement, or its performance or breach, shall be resolved by binding arbitration under the Commercial Arbitration Rules (the "AAA Rules") of the American Arbitration
      Association (the "AAA"). This arbitration provision is expressly made pursuant to and shall be governed by the Federal Arbitration Act, 9 U.S.C. Sections 1-14. The Parties agree that pursuant to Section 9 of the Federal Arbitration Act, a judgment of a United States District Court of competent jurisdiction shall be entered upon the award made pursuant to the arbitration. A single arbitrator shall be selected according to the AAA Rules within ten days of the submission to the AAA of the response to the statement of claim or the date on which any such response is due, whichever is earlier. The arbitrator shall conduct the arbitration in accordance with the Federal Rules of Evidence. The arbitrator shall decide the amount and extent of pre-hearing discovery which is appropriate. The arbitrator shall have the power to enter any award of monetary and/or injunctive relief (including the power to issue permanent injunctive relief and also the power to reconsider any prior request for immediate injunctive relief by any of the Parties and any order as to immediate injunctive relief previously granted or denied by a court in response to a request therefor by any of the Parties), including the power to render an award as provided in Rule 43 of the AAA Rules; provided, the arbitrator shall not have the power to award any punitive or exemplary damages (the parties hereby waiving and releasing any rights that they may have to recover punitive and exemplary damages). The arbitrator shall award the prevailing Party its costs and reasonable attorneys' fees, and the losing Party shall bear the entire cost of the arbitration, including the arbitrator's fees. Any arbitration shall be held in Dayton, Ohio for any claim brought by the Parties hereto. In addition to the above courts, the arbitration award may be enforced in any court having jurisdiction over the Parties and the subject matter of the arbitration. Notwithstanding the foregoing, the parties irrevocably submit to the nonexclusive jurisdiction of the state and federal courts situated in Dayton, Ohio in any action to enforce an arbitration award and with respect to any request for a temporary restraining order or injunctive relief.

                                                    *  *  *  *  *

                                                    39
         IN WITNESS WHEREOF, the Parties hereto have executed this Agreement on the date first above written.

                                                              LINC CAPITAL, INC.

                                              By:_______________________________
                                            Title: _____________________________


                                                        SPECTRA PRECISION CREDIT
                                                                           CORP.

                                             By: _______________________________
                                            Title: _____________________________


                                           SPECTRA PRECISION FUNDING CORPORATION

                                              By:_______________________________
                                            Title: _____________________________


                                                          SPECTRA PRECISION, INC

                                             By: _______________________________
                                            Title: _____________________________